Exhibit 99.1
Virgin Galactic Announces Third Quarter 2025 Financial Results And Provides Business Update

•Flight Test Program Continues On Track to Commence in Q3 2026
•First Commercial Spaceflight Continues On Track for Q4 2026, with Private Astronaut Flights Following 6 to 8 Weeks After First Commercial Spaceflight
•90% of Structural Parts for First SpaceShip Expected in SpaceShip Factory in Q4 2025
•Commercial Preparations Underway, with First Tranche of Sales for Spaceflights on New SpaceShips Expected to Commence in Q1 2026

ORANGE COUNTY, CALIFORNIA – November 13, 2025 – Virgin Galactic Holdings, Inc. (NYSE: SPCE) (“Virgin Galactic” or the “Company”) today announced its financial results for the third quarter ended September 30, 2025 and provided a business update.

“We’ve reached an exciting stage in our SpaceShip program, with our production checklist growing shorter by the week and our first commercial spaceflight continuing to track for Q4 2026,” said Michael Colglazier, Chief Executive Officer of Virgin Galactic. “As we continue to achieve program milestones, it’s great to see our teams planning for the start of commercial operations next year. We expect most of our current customers will take their space journey during 2027, as our launch vehicle’s bolstered flight rate capability, combined with the quick turn time expected from our first two SpaceShips, should allow us to ramp spaceflight capacity fairly quickly.”

Third Quarter 2025 Financial Highlights
•Cash position remains strong, with cash, cash equivalents and marketable securities of $424 million as of September 30, 2025.

•Revenue of $0.4 million for each of the third quarters of 2025 and 2024, attributable to access fees related to future astronauts.

•GAAP total operating expenses of $67 million, compared to $82 million in the third quarter of 2024. Non-GAAP total operating expenses of $58 million in the third quarter of 2025, compared to $70 million in the third quarter of 2024.

•Net loss of $64 million, compared to a $75 million net loss in the third quarter of 2024, with the improvement primarily driven by lower operating expenses.

•Adjusted EBITDA totaled $(53) million, compared to $(59) million in the third quarter of 2024, primarily driven by lower operating expenses.

•Net cash used in operating activities totaled $56 million, compared to $79 million in the third quarter of 2024.

•Cash paid for capital expenditures totaled $51 million, compared to $39 million in the third quarter of 2024.

•Free cash flow totaled $(108) million, compared to $(118) million in the third quarter of 2024.

•Generated $23 million in gross proceeds through the issuance of 7.4 million shares of common stock as part of the Company's at-the-market offering programs.

Exhibit 99.1
Business Updates
•Research mission with Purdue University announced for 2027.

Financial Guidance
The following forward-looking statements reflect our expectations for the fourth quarter of 2025 as of November 13, 2025 and are subject to substantial uncertainty. Our results are based on assumptions that we believe to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Forward-Looking Statements.”

•Free cash flow for the fourth quarter of 2025 is expected to be in the range of $(90) million to $(100) million.

Non-GAAP Financial Measures
In addition to the Company’s results prepared in accordance with generally accepted accounting principles in the United States (GAAP), the Company is also providing certain non-GAAP financial measures. A discussion regarding the use of non-GAAP financial measures and a reconciliation of such measures to the most directly comparable GAAP information is presented later in this press release.

Conference Call Information
Virgin Galactic will host a conference call to discuss the results at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today. To access the conference call, parties should dial +1 800-715-9871 or +1 646-307-1963 and enter the conference ID number 9301433. The live audio webcast along with supplemental information will be accessible on the Company’s Investor Relations website at https://investors.virgingalactic.com/events-and-presentations/. A recording of the webcast will also be available following the conference call.

About Virgin Galactic
Virgin Galactic is an aerospace and space travel company, pioneering human-first spaceflight for private individuals, researchers, and governments with its advanced SpaceShips and launch vehicle. Scale and profitability are driven by next-generation vehicles capable of taking humans to space at an unprecedented frequency with an industry-leading cost structure. You can find more information at https://www.virgingalactic.com/.

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our spaceflight systems, development, production and design of our SpaceShips and proposed timeline for assembly, testing and commercial service using such SpaceShips, our plans to open future astronaut sales and the timing thereof, our planned research mission with Purdue University, and our objectives for future operations, growth plans and the Company’s financial forecasts, including fourth quarter 2025 expected free cash flow, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “strategy,” “future,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including but not limited to any delay in future commercial flights of our spaceflight fleet, our ability to successfully develop and test our next generation vehicles, and the time and costs associated with doing so, our expected capital requirements and the availability of additional financing, and the other factors, risks and uncertainties included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such factors may be updated from time to time in our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investor Relations section of our website at www.virgingalactic.com, which could cause our actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Exhibit 99.1

Third Quarter 2025 Financial Results

VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue	$365	$402	$1,232	$6,607

Operating expenses:
Spaceline operations	19,497	19,874	54,529	69,753
Research and development	14,952	23,937	68,383	124,441
Selling, general and administrative	27,965	33,978	90,365	95,793
Depreciation and amortization	4,117	4,341	12,511	11,296
Total operating expenses	66,531	82,130	225,788	301,283

Operating loss	(66,166)	(81,728)	(224,556)	(294,676)

Interest income	4,966	10,363	18,013	33,779
Interest expense	(3,250)	(3,233)	(9,737)	(9,690)
Other income, net	33	163	107	479
Loss before income taxes	(64,417)	(74,435)	(216,173)	(270,108)
Income tax expense	—	105	11	219
Net loss	(64,417)	(74,540)	(216,184)	(270,327)
Other comprehensive income (loss):
Foreign currency translation adjustment	(6)	31	12	25
Unrealized gain (loss) on marketable securities	239	1,794	(71)	846
Total comprehensive loss	$(64,184)	$(72,715)	$(216,243)	$(269,456)

Net loss per share:
Basic and diluted	$(1.09)	$(2.66)	$(4.61)	$(11.66)

Weighted-average shares outstanding:
Basic and diluted	59,252	27,973	46,865	23,176

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$128,789	$178,605
Restricted cash	30,005	32,280
Marketable securities, short-term	264,777	384,621
Other current assets	35,412	32,430
Total current assets	458,983	627,936
Marketable securities, long-term	—	61,280
Property, plant and equipment, net	350,151	209,114
Other non-current assets	44,409	62,895
Total assets	$853,543	$961,225
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,440	$3,696
Customer deposits	80,198	84,493
Other current liabilities	70,374	61,821
Total current liabilities	160,012	150,010
Non-current liabilities:
Convertible senior notes, net	421,841	420,120
Other long-term liabilities	45,793	68,815
Total liabilities	627,646	638,945
Stockholders’ Equity
Common stock	6	3
Additional paid-in capital	2,914,728	2,794,871
Accumulated deficit	(2,689,056)	(2,472,872)
Accumulated other comprehensive income	219	278
Total stockholders’ equity	225,897	322,280
Total liabilities and stockholders’ equity	$853,543	$961,225

Exhibit 99.1
VIRGIN GALACTIC HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(216,184)	$(270,327)
Stock-based compensation	14,320	24,040
Depreciation and amortization	12,511	11,296
Amortization of debt issuance costs	1,721	1,669
Accretion of marketable securities purchased at a discount	(5,380)	(13,962)
Other non-cash items	(18)	630
Change in operating assets and liabilities:
Other current and non-current assets	(4,393)	13,624
Accounts payable	5,014	(25,364)
Customer deposits	(4,295)	(11,701)
Other current and non-current liabilities	9,037	(1,573)
Net cash used in operating activities	(187,667)	(271,668)
Cash flows from investing activities:
Capital expenditures	(155,892)	(86,146)
Purchases of marketable securities	(306,754)	(527,361)
Proceeds from maturities and calls of marketable securities	492,505	729,353
Other investing activities	8	598
Net cash provided by investing activities	29,867	116,444
Cash flows from financing activities:
Payments of finance lease obligations	(154)	(149)
Proceeds from issuance of common stock	109,160	108,698
Withholding taxes paid on behalf of employees on net settled stock-based awards	(118)	(1,153)
Transaction costs related to issuance of common stock	(3,179)	(1,046)
Other financing activities	—	(2)
Net cash provided by financing activities	105,709	106,348
Net decrease in cash, cash equivalents and restricted cash	(52,091)	(48,876)
Cash, cash equivalents and restricted cash at beginning of period	210,885	253,592
Cash, cash equivalents and restricted cash at end of period	$158,794	$204,716

Cash and cash equivalents	$128,789	$172,359
Restricted cash	30,005	32,357
Cash, cash equivalents and restricted cash	$158,794	$204,716

Exhibit 99.1
Use of Non-GAAP Financial Measures
This press release references certain financial measures that are not prepared in accordance with GAAP, including non-GAAP total operating expenses, Adjusted EBITDA and free cash flow. The Company defines non-GAAP total operating expenses as total operating expenses other than stock-based compensation, depreciation and amortization, and legal settlement expense. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock-based compensation and legal settlement expense. The Company defines free cash flow as net cash provided by operating activities less capital expenditures. None of these non-GAAP financial measures is a substitute for or superior to measures prepared in accordance with GAAP and should not be considered as an alternative to any other measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP financial measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

A reconciliation of total operating expenses to non-GAAP total operating expenses for the three and nine months ended September 30, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total operating expenses	$66,531	$82,130	$225,788	$301,283
Stock-based compensation	4,719	7,560	14,320	24,040
Depreciation and amortization	4,117	4,341	12,511	11,296
Legal settlement expense	(500)	—	2,375	—
Non-GAAP total operating expenses	$58,195	$70,229	$196,582	$265,947

A reconciliation of net loss to Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024, respectively, is set forth below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(64,417)	$(74,540)	$(216,184)	$(270,327)
Interest expense	3,250	3,233	9,737	9,690
Income tax expense	—	105	11	219
Depreciation and amortization	4,117	4,341	12,511	11,296
Stock-based compensation	4,719	7,560	14,320	24,040
Legal settlement expense	(500)	—	2,375	—
Adjusted EBITDA	$(52,831)	$(59,301)	$(177,230)	$(225,082)

Exhibit 99.1
The following table reconciles net cash used in operating activities to free cash flow for the three and nine months ended September 30, 2025 and 2024, respectively (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash used in operating activities	$(56,303)	$(79,307)	$(187,667)	$(271,668)
Capital expenditures	(51,484)	(38,659)	(155,892)	(86,146)
Free cash flow	$(107,787)	$(117,966)	$(343,559)	$(357,814)

The Company has not provided a reconciliation of forward-looking free cash flow to the most directly comparable GAAP financial measures because such a reconciliation is not available without unreasonable efforts, due to the variability of these items and the fact that there is substantial uncertainty associated with predicting any future adjustments that we may make to our GAAP financial measures in calculating our non-GAAP financial measures.
For media inquiries:
Aleanna Crane - Vice President, Communications
news@virgingalactic.com
575.800.4422

For investor inquiries:
Eric Cerny - Vice President, Investor Relations
vg-ir@virgingalactic.com
949.774.7637